SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2002

Wells Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

GEORGIA	0-25739	58-2328421

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092

(Address of Principal Executive Offices)     (Zip Code)

(770) 449-7800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant

Wells Real Estate Investment Trust, Inc. (“Wells REIT”) has engaged a new independent public accounting firm as the principal accountant to audit the financial statements of the Wells REIT. On June 26, 2002, the Board of Directors of the Wells REIT approved the recommendation of the Audit Committee to engage Ernst & Young LLP (“Ernst & Young”) to audit the financial statements of the Wells REIT, effective immediately. During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date hereof, the Wells REIT did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Wells REIT, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Although the Board of Directors of the Wells REIT approved the engagement of Deloitte & Touche LLP on an interim basis on May 8, 2002, Deloitte and Touche LLP was never retained by the Wells REIT and has not performed any accounting services on behalf of the Wells REIT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Leo F. Wells, III
Leo F. Wells, III,
President

Date: June 27, 2002